UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2025

ALPHABET INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37580	61-1767919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GOOGL	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Class C Capital Stock, $0.001 par value	GOOG	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
2.500% Senior Notes due 2029	—	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
3.000% Senior Notes due 2033	—	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
3.375% Senior Notes due 2037	—	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
3.875% Senior Notes due 2045	—	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
4.000% Senior Notes due 2054	—	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Alphabet Inc. (“Alphabet”) held on June 6, 2025 (the “2025 Annual Meeting”), Alphabet’s stockholders voted on fifteen proposals as set forth below, fourteen of which are described in detail in Alphabet’s definitive proxy statement on Form 14A filed with the U.S. Securities and Exchange Commission on April 25, 2025 (the “2025 Proxy Statement”). Holders of the shares of Class A common stock were entitled to one vote per share held as of the close of business on April 8, 2025 (the “Record Date”) and holders of the shares of Class B common stock were entitled to ten votes per share held as of the Record Date. Holders of the shares of Class A common stock and holders of the shares of Class B common stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the 2025 Annual Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

1. The individuals listed below were elected at the 2025 Annual Meeting to serve as directors of Alphabet until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Larry Page	10,121,464,404	2,385,304,837	8,845,781	619,907,425
Sergey Brin	12,263,834,789	247,015,301	4,764,932	619,907,425
Sundar Pichai	12,361,537,837	149,202,824	4,874,361	619,907,425
John L. Hennessy	10,431,280,085	2,070,369,982	13,964,955	619,907,425
Frances H. Arnold	11,268,748,031	1,231,606,479	15,260,512	619,907,425
R. Martin “Marty” Chávez	12,428,005,794	81,949,854	5,659,374	619,907,425
L. John Doerr	10,666,427,261	1,841,036,733	8,151,028	619,907,425
Roger W. Ferguson Jr.	12,393,814,821	116,162,965	5,637,236	619,907,425
K. Ram Shriram	11,113,038,575	1,394,859,071	7,717,376	619,907,425
Robin L. Washington	11,087,963,501	1,422,117,152	5,534,369	619,907,425

2. The ratification of the appointment of Ernst & Young LLP as Alphabet’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved. There were no broker non-votes on this matter.

For	Against	Abstentions
12,573,081,588	557,745,985	4,694,874

3. A stockholder proposal regarding “Support for Shareholder Right to Act by Written Consent” was not approved.

For	Against	Abstentions	Broker Non-Votes
756,471,373	11,733,418,965	25,724,684	619,907,425

4. A stockholder proposal regarding a financial performance policy was not approved.

For	Against	Abstentions	Broker Non-Votes
165,058,366	12,333,347,266	17,209,390	619,907,425

5. A stockholder proposal regarding a report on charitable partnerships was not approved.

For	Against	Abstentions	Broker Non-Votes
48,536,978	12,433,633,691	33,444,353	619,907,425

6. A stockholder proposal regarding a request to cease CEI participation was not approved.

For	Against	Abstentions	Broker Non-Votes
60,479,418	12,433,074,018	22,061,586	619,907,425

7. A stockholder proposal regarding an enhanced disclosure on climate goals was not approved.

For	Against	Abstentions	Broker Non-Votes
1,025,308,238	11,459,258,020	31,048,764	619,907,425

8. A stockholder proposal regarding equal shareholder voting was not approved.

For	Against	Abstentions	Broker Non-Votes
3,833,807,319	8,668,262,247	13,545,456	619,907,425

9. A stockholder proposal regarding a report on the due diligence process to assess human rights risks in CAHRA was not approved.

For	Against	Abstentions	Broker Non-Votes
562,088,943	11,908,869,697	44,656,382	619,907,425

10. A stockholder proposal regarding a report on risks of discrimination in GenAI was not approved.

For	Against	Abstentions	Broker Non-Votes
57,074,931	12,419,353,797	39,186,294	619,907,425

11. A stockholder proposal regarding a report on AI data usage oversight was not approved.

For	Against	Abstentions	Broker Non-Votes
1,540,824,205	10,905,254,456	69,536,361	619,907,425

12. A stockholder proposal regarding a human rights impact assessment of AI-driven targeted ad policies was not approved.

For	Against	Abstentions	Broker Non-Votes
1,783,649,389	10,696,123,222	35,842,411	619,907,425

13. A stockholder proposal regarding a report on alignment of lobbying activities with child safety policies was not approved.

For	Against	Abstentions	Broker Non-Votes
655,009,180	11,809,938,038	50,667,804	619,907,425

14. A stockholder proposal regarding a report on online safety for children was not approved.

For	Against	Abstentions	Broker Non-Votes
1,162,422,806	11,318,061,535	35,130,681	619,907,425

15. A stockholder proposal presented at the 2025 Annual Meeting but not included in the 2025 Proxy Statement regarding a report on implementing AI app preload capabilities into Android OS was not approved.

For	Against	Abstention	Broker Non-Votes
342	12,515,614,679	1	619,907,425

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHABET INC.

June 12, 2025

/s/ Kathryn W. Hall
Kathryn W. Hall
Assistant Secretary